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Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re:	Chapter 11
HA-LO INDUSTRIES, INC., et al.,	Case No. 02 B 12059 Jointly Administered
Debtors and Debtors-in-Possession.	Hon. Carol A. Doyle
Related Docket No.: IL Dkt. No. 677

ORDER AUTHORIZING THE DEBTORS TO (A) SELL SUBSTANTIALLY ALL OF THEIR ASSETS, (B) ASSUME AND ASSIGN CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES, (C) CONSUMMATE CERTAIN OTHER RELATED TRANSACTIONS CONTEMPLATED UNDER THE PURCHASE AGREEMENT, AND (D) WAIVE THE TEN-DAY STAY OTHERWISE APPLICABLE TO SALES OF ESTATE PROPERTY AND THE ASSIGNMENT OF EXECUTORY CONTRACTS

        This matter coming to be heard on the Motion (the "Sale Motion")(1) of Debtors and Debtors-in-Possession HA-LO Industries, Inc. ("HA-LO") and Lee Wayne Corporation ("Lee Wayne," and collectively with HA-LO referred to herein as the "Debtors" or "Sellers")(2) for entry of an Order Authorizing the Debtors to (A) Sell Substantially All of Their Assets, (B) Assume and Assign Certain Executory Contracts and Unexpired Leases, (C) Consummate Certain Other Related Transactions Contemplated Under the Purchase Agreement, and (D) Waive The Ten-Day Stay Otherwise Applicable To Sales Of Estate Property And The Assignment Of Executory Contracts, seeking, inter alia, authority to sell and assign (the "Sale") substantially all assets of the Sellers, including the stock of the European Subsidiaries, to HA-LO Promotions Acquisition Corporation (the "Delaware Buyers") and HA-LO Holding BV (the "Netherlands Buyers" and together with the Delaware Buyers, the "Buyers"), free and clear of liens, claims and encumbrances, pursuant to 11 U.S.C. §§ 105, 363, 365 and 1146(c) and Rules 2002(a)(2), 6004(a), (b), (c), (e) and (f), 6006(a), (c) and (d), and 9014 of the Federal Rules of Bankruptcy Procedure; the Acquired Assets and the Assumed Executory Contracts (collectively, the "Assets") being defined in that certain Purchase Agreement between Sellers and Buyers, dated as of February 21, 2003, and attached hereto as Exhibit A and incorporated herein; the Purchase Agreement having been amended by that certain First Amendment To Purchase Agreement between Sellers and Buyers dated as of April 4, 2003, and attached hereto as Exhibit B and incorporated herein (the "First Amendment" and, together with the Purchase Agreement, the "Amended Purchase Agreement"); the Court having previously entered its Order dated February 28, 2003 (the "Sale Procedures Order"), approving notice, bidding and sale procedures for the Sale of the Assets (the "Sale Procedures"); all parties in interest having been heard, or having had the opportunity to be heard, regarding approval of the Amended Purchase Agreement, and the transactions contemplated thereby (the "Transactions"); objections to the Sale Motion having been filed by Eagle Ring, Ltd. ("Eagle Ring") and Microsoft Corporation and MSLI, GP, a partnership of which Microsoft Corporation is a general partner (collectively, "Microsoft"); Eagle Ring having withdrawn its objection in open court; Microsoft having agreed to withdraw its objection pursuant to the terms of Paragraph AA below; the Court having considered the Sale Motion, any objections filed thereto, the statements of counsel and any testimony or offer of proof as to testimony that may have been presented at the hearings held before this Court on April 3 and 4, 2003 (the "Sale Hearing"); and the Court being fully advised in the premises, and after due deliberation and cause appearing therefore, the Court hereby makes the following Findings of Fact and Conclusions of Law.(3)

(1)
Capitalized terms not defined herein shall have the meanings ascribed to them in the Sale Motion or in the Purchase Agreement. Any conflict between the capitalized terms described in the Sale Motion or this Order and the capitalized terms of the Purchase Agreement shall be resolved in favor of the capitalized terms in the Purchase Agreement.

(2)
Debtor and Debtor-in-Possession Starbelly.com, Inc. ("Starbelly") is not a party to this Order and does not fall within the definitions of "Debtors" or "Sellers" as such terms are used herein.

(3)
The Court's statements from the bench setting forth additional Findings of Fact and Conclusions of Law in open Court at the Hearing on the Sale Motion are expressly incorporated by reference into this Order and made a part hereof. The Findings of Fact and Conclusions of Law contained herein constitute the findings of fact and conclusions of law required to be entered by this Court with respect to the Motion pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure.

I.
FINDINGS OF FACT

A.    Basis For Section 363 Sale

        1.    Time is of the essence in consummating the Sale. Accordingly, to maximize the value of the Assets, it is essential that the sale of the Assets occur within the time constraints set forth in the Amended Purchase Agreement.

        2.    The Assets are property of the Debtors' estates and title thereto is vested in the Debtors' estates.

B.    Notice of Sale of the Assets

        3.    Pursuant to the Certificate of Service of Notice of the Hearing and Sale filed by the Debtors on March 5, 2003 (and supplemental Certificates of Service dated March 14 and 28, 2003), written notice ("Notice") of the Sale Hearing was transmitted to: (i) the United States Trustee, (ii) the Official Committee of Unsecured Creditors, (iii) LaSalle, (iv) the parties on the master service list maintained by the Debtors in accordance with the Court's Order Establishing Omnibus Hearing Dates and Certain Notice, Case Management and Administrative Procedures dated April 16, 2002 and entered on the Court's docket on April 17, 2002, (v) the parties to the contracts and leases identified in Schedule 1.1a to the Agreement, (vi) Buyers and their counsel, (vii) the 81 potential acquirers that previously expressed an interest to Sellers in possibly acquiring Sellers' assets and executed a confidentiality agreement, plus 118 additional potential acquirers, (viii) the Internal Revenue Service and departments of revenue in all 50 U.S. states, and (ix) the United States Environmental Protection Agency and the State of Michigan Department of Environmental Quality.

        4.    Pursuant to the Certificate of Publication filed by the Debtors' publication agent on March 24, 2003, Notice was also published in the national edition of USA Today on March 6, 2003, on one occasion in the international edition of the Wall Street Journal on March 11, 2003, and on one occasion in the Chicago Tribune on March 7, 2003. Debtors' counsel represented to the Court that a copy of the sale notice was also published in the national edition of USA Today on March 13, 2003, which represents the second publication of the sale notice in the USA Today.

        5.    Debtors' counsel represented to the Court that a copy of the Sale Notice was filed as part of an 8-K with the Edgar filing service maintained by the Securities and Exchange Commission on March 10, 2003.

        6.    The Notice was adequate and sufficient under the circumstances of these Chapter 11 cases and this proceeding and such Notice complied with the various applicable requirements of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the procedural due process requirements of the United States Constitution.

C.    Good Faith Of Buyers

        7.    Buyers are purchasing the Assets in good faith and are, individually and collectively, good faith purchasers within the meaning of Section 363(m) of the Bankruptcy Code, and are therefore entitled to the protection of that provision, and otherwise have proceeded in good faith in all respects in connection with this proceeding in that: (a) Buyers recognized that the Debtors were free to deal with any other party interested in acquiring the Assets; (b) Buyers complied with the provisions in the Sale Procedures Order; (c) Buyers in no way induced or caused the Chapter 11 filing of the Debtors; (d) all payments to be made by Buyers and other agreements or arrangements entered into by Buyers in connection with the Transactions have been disclosed; and (e) the negotiation and execution of the Amended Purchase Agreement and any other agreements or instruments related thereto was in good faith and represented arms'-length dealings between parties represented by sophisticated legal counsel.

        8.    Buyers have not acted in violation of Section 363(n) of the Bankruptcy Code by any action or inaction.

D.    Competing Offers

        9.    No Qualified Overbid was received by the Debtors pursuant to the Sale Procedures.

E.    Approval Of The Sale Motion

        10.  Buyers are a third-party purchaser unrelated to the Debtors.

        11.  The purchase terms, as set forth in the Amended Purchase Agreement, are fair and reasonable under the circumstances of this Chapter 11 case and this proceeding.

        12.  The Sale Motion should be approved as it is in the best interests of the Debtors, the Debtors' estates, the Debtors' creditors and parties in interest.

        13.  The Amended Purchase Agreement represents a fair and reasonable offer under the circumstances of these Chapter 11 cases and these proceedings. The consideration payable for the Assets by Buyers is fair and reasonable.

        14.  Buyers have available all necessary cash and other resources required to consummate the Amended Purchase Agreement in accordance with its terms.

        15.  The Transactions are not being entered into in order to escape liability for the debts of the Debtors' estates.

F.    Executory Contracts

        16.  With respect to those agreements listed on Schedule 1.1a to the Amended Purchase Agreement that are not referenced on Schedule 4.16 to the Amended Purchase Agreement, as of the date hereof, Sellers are not in default under the terms of such agreements.

        17.  With respect to those agreements listed on Schedule 1.1a to the Amended Purchase Agreement that are referenced on Schedule 4.16 to the Amended Purchase Agreement as having a cure claim, that the payment, on or before the closing date of the transactions contemplated under the Amended Purchase Agreement, of the cure amount listed on Schedule 4.16 will be deemed to have cured all defaults, claims and breaches of any kind or nature whatsoever, whether monetary, non-monetary or otherwise, if any, with respect to such agreement, and all actual pecuniary losses, if any, that have resulted from any defaults, claims or breaches under such agreement, existing as of the date hereof.

        18.  The Debtors have provided adequate assurance of Buyers' future performance to the non-debtor counterparties to the Assumed Executory Contracts to be assigned to Buyers in connection with the Amended Purchase Agreement, and the assumption and assignment of such agreements satisfies the requirements of Sections 363 and 365 of the Bankruptcy Code, as applicable.

G.    The Business

        19.  Those of the Debtors' employees who are to be retained by Buyers are being hired under new employment contracts or other arrangements to be entered into or to become effective at or after the time of the closing.

        20.  As of the date hereof, no common identity of incorporators, directors or stockholders exists between Buyers and the Debtors. Buyers are not holding themselves out to the public as a continuation of the Debtors.

        21.  Buyers are not purchasing all of the Debtors' assets. Buyers are not purchasing any Excluded Assets.

        22.  The Transactions are not being entered into fraudulently. The Sale has been properly noticed.

H.    Miscellaneous

        23.  To the extent any Findings of Facts set forth in this Section I constitute Conclusions of Law, the Court so concludes.

II.
CONCLUSIONS OF LAW

        The Court hereby enters the following Conclusions of Law:

A.    Jurisdiction, Final Order And Statutory Predicates

        1.    The Court has jurisdiction to hear and determine the Sale Motion and to grant the relief requested in the Sale Motion pursuant to 28 U.S.C. § 157(b)(1) and 1334(b). Venue of these cases and the Sale Motion in this district is proper under 28 U.S.C. § 1408 and 1409.

        2.    This Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a). To any extent necessary under Bankruptcy Rule 9014 and Rule 54(b) of the Federal Rules of Civil Procedure as made applicable by Rule 7054 of the Federal Rules of Bankruptcy Procedure, the Court expressly finds that there is no just reason for delay in the implementation of this Order, and expressly directs entry of judgment as set forth herein.

        3.    This proceeding is a "core proceeding" within the meaning of 28 U.S.C. §§ 157(b)(2)(A), (N) and (O).

        4.    The statutory predicates for the Sale Motion are Sections 105, 363, 365 and 1146(c) of the Bankruptcy Code and Rules 2002, 6004, 6006, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure.

        5.    The proposed Sale constitutes a sale of property of the Debtors' estates outside the ordinary course of business within the meaning of Section 363(b) of the Bankruptcy Code.

        6.    The Sale of the Assets contemplated by the Sale Motion outside of a plan of reorganization does not impermissibly restrict the rights of the Debtors' creditors or impermissibly dictate the terms of any Chapter 11 plan.

        7.    The Transaction contemplated by the Amended Purchase Agreement are determined to be in furtherance of the Debtors' Chapter 11 cases and under or in contemplation of the Debtors' Chapter 11 plan.

B.    Section 363 Sale

        8.    The Assets are property of the Debtors' estates and title thereto is vested in the Debtors' estates.

        9.    The Debtors (a) have full corporate power and authority to execute the Amended Purchase Agreement and all other documents contemplated thereby and the sale of the Assets by the Debtors have been duly and validly authorized by all necessary corporate action of the Debtors, (b) have all of the corporate power and authority necessary to consummate the Transactions contemplated by the Amended Purchase Agreement, (c) have taken all corporate action necessary to authorize and approve the Amended Purchase Agreement and the consummation by the Debtors of the Transactions contemplated thereby, and (d) no consents or approvals, other than those expressly provided for in the Amended Purchase Agreement, are required for the Debtors to consummate such Transactions.

        10.  Buyers would not have entered into the Amended Purchase Agreement and would not consummate the Transactions, thus adversely affecting the Debtors, the Debtors' estates, the Debtors' creditors and parties in interest, if (a) the Sale to Buyers and the assignment of the Assumed Executory Contracts to Buyers was not free and clear of all Liens of any kind or nature whatsoever, or (b) if Buyers would, or in the future could, be liable for any of the Liens, including, without limitation, the Excluded Liabilities.

        11.  The provisions of Section 363(f) of the Bankruptcy Code have been satisfied.

        12.  Those (i) holders of Liens and (ii) non-debtor parties to Assumed Contracts which did not object, or which withdrew their objections, to the Sale or the Sale Motion are deemed to have consented pursuant to Section 363(f)(2) of the Bankruptcy Code.

        13.  Those holders of Liens and non-debtor parties to Assumed Contracts which did object fall within one or more of the other subsections of Section 363(f) of the Bankruptcy Code and are adequately protected by having their Liens, if any, attach to the cash proceeds of the Sale ultimately attributable to the property against or in which they claim a Lien.

        14.  Given all of the circumstances of these Chapter 11 cases and the adequacy and fair value of the purchase price under the Amended Purchase Agreement, the proposed Sale of the Assets to Buyers constitutes a reasonable and sound exercise of the Debtors' business judgment and should be approved.

C.    Section 365 Assumption and Assignment

        15.  The Assumed Executory Contracts, upon assignment pursuant to the Amended Purchase Agreement and the terms of this Order, shall be, and shall be deemed to be, valid and binding and in full force and effect, not susceptible of being terminated based upon events or circumstances preceding the date of this Order, with Buyers being substituted and replaced instead of the Debtors thereunder as of the closing, and enforceable in accordance with their terms.

D.    Retention Of Jurisdiction

        16.  It is necessary and appropriate for the Court to retain jurisdiction to, inter alia, interpret and enforce the terms and provisions of this Order and the Amended Purchase Agreement and to adjudicate, if necessary, any and all disputes concerning the assumption and assignment of the Assumed Executory Contracts, any right, title, (alleged) property interest, including ownership claims, relating to the Assets and the proceeds thereof, as well as the extent, validity and priority of all Liens relating to the Assets.

E.    No Liability

        17.  Buyers do not constitute a successor to the Debtors or the Debtors' estates. The Transactions do not amount to a consolidation, merger or de facto merger of Buyers and the Debtors or the Debtors' estates.

        18.  Buyers are not merely a continuation of the Debtors or the Debtors' estates, there is not substantial continuity between Buyers and the Debtors, and there is no continuity of enterprise between the Debtors and Buyers.

F.    Miscellaneous

        19.  To the extent any Conclusions of Law set forth in this Section II constitute Findings of Fact, this Court so finds.

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, EFFECTIVE IMMEDIATELY, AS FOLLOWS:

        A.    The relief requested in the Sale Motion is granted and approved in all respects. The Amended Purchase Agreement, the Transactions and the Sale are hereby approved in all respects.

        B.    The Debtors are authorized to take any and all actions necessary or appropriate to (i) consummate the Sale of the Assets to Buyers (including, without limitation, to convey to Buyers any and all of the Assets intended to be conveyed) and the closing of the Transactions in accordance with the Sale Motion, the Amended Purchase Agreement and this Order; and (ii) perform, consummate, implement and close fully the Amended Purchase Agreement together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Amended Purchase Agreement.

        C.    Upon the closing, the Assets transferred, sold and delivered to Buyers shall be free and clear of any lien (statutory or otherwise), hypothecation, encumbrance, claim, security interest, interest, mortgage, deed of trust, pledge, restriction, charge, instrument, license, security agreement, easement, covenant, encroachment, option, right of recovery, tax (including foreign, federal, state and local tax), order of any Governmental Authority, of any kind or nature (including (i) any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing, (ii) any assignment or deposit arrangement in the nature of a security device, (iii) any claim based on any theory that Buyers are a successor, transferee or continuation of Sellers or the business, and (iv) any leasehold interest, license or other right, in favor of a third party or Sellers, to use any portion of the Assets), whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown (collectively, "Liens"; provided, however, such term shall exclude any and all Permitted Liens under the Amended Purchase Agreement) of any person or entity that encumber or relate to or purport to encumber or relate to the Assets.

        D.    Upon the closing of the transactions contemplated under the Amended Purchase Agreement, HA-LO and Lee Wayne shall distribute to LaSalle that portion of the Sale Proceeds equal to LaSalle's secured claim, which LaSalle shall apply immediately towards the complete satisfaction of the secured indebtedness owing by HA-LO and Lee Wayne to LaSalle in accordance with the terms of the Amended And Restated Credit Facility, as amended.

        E.    Buyers shall not assume or in any way be responsible for any liability or obligation of the Debtors or the Debtors' estates, except as otherwise expressly provided in the Amended Purchase Agreement.

        F.    [Intentionally omitted.]

        G.    Each and every term and provision of this Order, together with the attached Amended Purchase Agreement, shall be binding in all respects upon, the Buyers, the Debtors, the Debtors' estates, their creditors, shareholders, all entities and third parties, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, maintaining any authority relating to environmental laws, and their respective successors or assigns, including, but not limited to all non-debtor parties to the Assumed Executory Contracts which may be assigned to Buyers under the Amended Purchase Agreement and any persons asserting any Lien against or interest in the Debtors' estates or any of the Assets to be sold and assigned to Buyers, irrespective of any action commenced which contests the Debtors' authority to sell and assign the Assets or which seeks to enjoin such Sale and/or assignment.

        H.    Except as otherwise expressly provided in the Amended Purchase Agreement, all entities holding Liens of any kind and nature be and hereby are barred from asserting such Liens against Buyers and/or the Assets and, effective upon the transfer of the Assets to Buyers, the Liens shall attach to the proceeds of the Sale with the same force, validity, priority and effect, if any, as such Liens formerly had against the Assets.

        I.    This Order: (i) is and shall be effective as a determination that, upon closing, all Liens existing as to the Assets conveyed to Buyers have been and hereby are adjudged and declared to be unconditionally released, discharged and terminated, and (ii) shall be binding upon and govern the acts of all entities, including, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies or units, governmental departments or units, secretaries of state, federal, state and local officials and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Assets conveyed to Buyers. All Liens of record as of the date of this Order shall be forthwith removed and stricken as against the Assets. All such persons and entities described above in this paragraph are authorized and specifically directed to strike all such recorded Liens against the Assets from their records, official and otherwise.

        J.    The Debtors are hereby authorized, in accordance with Sections 365(b)(1) and (f)(2) of the Bankruptcy Code, to: (i) assume the Assumed Executory Contracts; (ii) sell, assign and transfer to Buyers, each of the Assumed Executory Contracts in each case free and clear of all Liens; and, (iii) execute and deliver to Buyers, such assignment documents as may be necessary to sell, assign and transfer the Assumed Executory Contracts.

        K.    With respect to the Assumed Executory Contracts: (i) the Assumed Executory Contracts shall be transferred and assigned to, and following the closing of the Sale remain in full force and effect for the benefit of, Buyers in accordance with their respective terms, notwithstanding any provision in any such Assumed Executory Contract (including those of the type described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to Section 365(k) of the Bankruptcy Code, the Debtors shall be relieved from any further liability with respect to the Assumed Executory Contracts after such assignment to and assumption by Buyers; (ii) each Assumed Executory Contract is an executory contract of the Debtors under Section 365 of the Bankruptcy Code; (iii) the Debtors may assume each Assumed Executory Contract in accordance with Section 365 of the Bankruptcy Code; (iv) the Debtors may assign each Assumed Executory Contract in accordance with Sections 363 and 365 of the Bankruptcy Code and any provisions in any Assumed Executory Contract that prohibit or condition the assignment of such

Assumed Executory Contract or allow the party to such Assumed Executory Contract to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assignment of such Assumed Executory Contract, constitute unenforceable anti-assignment provisions which are void and of no force and effect; (v) all other requirements and conditions under Section 363 and 365 of the Bankruptcy Code for the assumption by the Debtors and assignment to Buyers of each Assumed Executory Contract have been satisfied and (vi) upon closing, in accordance with Sections 363 and 365 of the Bankruptcy Code, Buyers shall be fully and irrevocably vested in all right, title and interest of each Assumed Executory Contract.

        L.    There shall be no rent accelerations, assignment fees, increases (including advertising rates) or any other fees charged to Buyers as a result of the assumption, assignment and sale of the Assumed Executory Contracts. The validity of the assumption, assignment and sale to Buyers, upon and after the entry of this Order and the Closing, shall not be affected by any dispute between any Debtor or their affiliates and another party to an Assumed Executory Contract regarding the payment of any amount, including any monetary cure amount under the Bankruptcy Code. The Assumed Executory Contracts, upon assignment to Buyers, shall be deemed valid and binding, in full force and effect in accordance with their terms.

        M.  Pursuant to Sections 105(a), 363 and 365 of the Bankruptcy Code, all parties to the Assumed Executory Contracts are forever barred and enjoined from raising or asserting against Buyers any assignment fee, default, breach or claim or pecuniary loss, or condition to assignment, arising under or related to the Assumed Executory Contracts existing as of the closing or arising by reason of the closing. Any party that may have had the right to consent to the assignment of its Assumed Contract is deemed to have consented to such assignment for purposes of Section 365(e)(2)(A)(ii) of the Bankruptcy Code and otherwise if it failed to object to the assumption and assignment.

        N.    To the extent that the Debtors fail to pay any cure amounts as determined by the Court to be properly due and owing by the Debtors, and Buyers elect to pay such cure amounts, all such cure amounts paid by Buyers shall constitute allowed administrative expense claims with priority over any and all administrative expenses of the kind specified in Section 503 of the Bankruptcy Code and shall be, at Buyers' election, (i) immediately payable if and when any such obligations of the Debtors arise under the Amended Purchase Agreement or (ii) credited against any amounts owed by Buyers to the Debtors.

        O.    If any person or entity which has filed statements or other documents or agreements evidencing Liens on, or interests in, the Assets shall not have delivered to the Debtors prior to the closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of liens and easements, and any other documents necessary for the purpose of documenting the release of all Liens which the person or entity has or may assert with respect to the Assets, the Debtors are hereby authorized to execute and file such statements, instruments, releases and other documents on behalf of such person or entity with respect to the Assets.

        P.    Any and all Assets in the possession or control of any person or entity, including, without limitation, any former vendor, supplier or employee of the Debtors (a) shall be transferred to Buyers free and clear of the Liens and (b) shall be delivered at the closing to Buyers unless, pursuant to the Amended Purchase Agreement, such person, entity, vendor, supplier or employee may retain temporary possession or control of any of such Assets, in which case the possession of such item shall be delivered to Buyers at such time as is designated by Buyers, consistent with the Amended Purchase Agreement.

        Q.    Nothing contained in any order of any type or kind entered in this Chapter 11 case or any related proceeding subsequent to entry of this Order, nor in any Chapter 11 plan confirmed in this Chapter 11 case, shall conflict with or derogate from the provisions of the Amended Purchase Agreement or the terms of this Order. Further, the provisions of this Order and any actions taken pursuant hereto shall survive the entry of an order which may be entered confirming any plan of reorganization or liquidation for the Debtors or the conversion of the Debtors' cases from Chapter 11 to cases under Chapter 7 of the Bankruptcy Code.

        R.    HA-LO and Lee Wayne are authorized and directed to change their names as of the closing pursuant to the terms of the Amended Purchase Agreement, to "HA2003, Inc." and "LW2003, Inc." respectively. Solely for the purposes of administering the Debtors' estates during the pendency of the Debtors' Chapter 11 cases, HA-LO, Lee Wayne, interested parties or any other representatives of the Debtors' estates are authorized to refer to themselves as "HA2003, Inc., formerly known as HA-LO Industries, Inc." and "LW2003, Inc., formerly known as Lee Wayne Corporation", respectively. The Secretaries of State of Delaware, in the case of HA-LO, and Illinois, in the case of Lee Wayne, are authorized and directed to forthwith accept such name changes and record such change on its official records. The Clerk of the Bankruptcy Court is authorized and directed to modify the caption of this Chapter 11 case to "In re: HA2003, Inc., formerly known as HA-LO Industries, Inc., et al." Subject to the foregoing exceptions, the Clerk, the Debtors, and all other parties in interest are directed to cease the use of all of the Debtors' current names in any documents, dockets, pleadings or other papers filed in this Court or otherwise.

        S.    This Court retains jurisdiction, even after the closing of the Chapter 11 case, to: (i) interpret, implement and enforce the terms and provisions of this Order (including the injunctive relief provided in this Order) and the terms of the Amended Purchase Agreement, all amendments thereto and any waivers and consents thereunder and of each of the agreements executed in connection therewith; (ii) resolve disputes related to the application of any Liens to the Buyers or any of the Assets; (iii) compel delivery of the Assets to Buyers; (iv) resolve any disputes arising under or related to the Amended Purchase Agreement, the Sale or the Transactions, Buyers' peaceful use and enjoyment of the Assets; (v) adjudicate all issues concerning (alleged) pre-closing Liens and any other (alleged) pre-closing interest(s) in and to the Assets, including the extent, validity, enforceability, priority and nature of all such (alleged) Liens and any other (alleged) interest(s); (vi) adjudicate any and all issues and/or disputes relating to the Debtors' right, title or interest in the Assets and the proceeds thereof, the Sale Motion and/or the Amended Purchase Agreement; and, (vii) adjudicate any and all remaining issues concerning the Debtors' right and authority to assume and assign the Assumed Executory Contracts and Buyers' rights and obligations with respect to such assignment and the existence of any default under any Assumed Contract.

        T.    [Intentionally omitted.]

        U.    The Sale to Buyers is a prerequisite to the Debtors' ability to confirm and consummate a plan or plans of reorganization or liquidation. The Sale is a sale in contemplation of a plan and, accordingly, the transfer of the Assets to Buyers and the Transactions are exempt under Section 1146(c) of the Bankruptcy Code from any stamp tax or similar tax in all necessary jurisdictions related to the Sale to Buyers.

        V.    This Order and the Amended Purchase Agreement shall be binding in all respects upon all creditors (whether known or unknown) of any Debtor, all non-debtor parties to the Assumed Executory Contracts, all successors and assigns of Buyers, the Debtors and their affiliates and subsidiaries, the Assets, and any subsequent trustees appointed in the Debtors' Chapter 11 case or upon a conversion to Chapter 7 under the Bankruptcy Code and shall not be subject to rejection.

        W.    The failure specifically to include any particular provisions of the Amended Purchase Agreement in this Order shall not diminish or impair the efficacy of such provision, it being the intent of the Court that the Amended Purchase Agreement and each and every provision, term, and condition thereof be and, therefore is authorized and approved in its entirety.

        X.    The stay of orders authorizing the (i) use, sale or lease of property as provided for in Rule 6004(g) of the Federal Rules of Bankruptcy Procedure and (ii) assignment of an executory contract or unexpired lease as provided for in Rule 6006(d) of the Federal Rules of Bankruptcy Procedure shall not apply to this Order, and this Order shall be effective and enforceable immediately upon entry.

        Y.    Buyers may consummate the Transactions at any time after entry of this Order by waiving any and all closing conditions set forth in the Amended Purchase Agreement that have not been satisfied and by proceeding to close the Transactions without any notice to the Court and/or any party in interest.

        Z.    The provisions of this Order are non-severable and mutually dependent.

        AA. The objection filed by Microsoft is hereby withdrawn in accordance with the following terms:

              i.  Prior to the closing of the transactions contemplated under the Amended Purchase Agreement, Sellers shall submit a certification to Microsoft by affidavit of a responsible officer of Sellers identifying (a) all Microsoft software that Sellers intend to convey to Buyers, and (b) with respect to each such copy of Microsoft software identified in response to subparagraph (a), whether Sellers have a perpetual software license.

            ii.  To the extent that Sellers intend to transfer to Buyers validly licensed Microsoft software, Sellers are hereby authorized to transfer to Buyers such software provided that they transfer the corresponding licenses along with the software.

            iii.  To the extent that Sellers are currently running and intend to transfer to Buyers unlicensed Microsoft software, Sellers must purchase, prior to the closing of the transactions contemplated under the Amended Purchase Agreement, a perpetual software license for each copy of the unlicensed Microsoft software; upon the purchase of such licenses, Sellers shall be authorized to transfer validly licensed Microsoft software and the related perpetual software licenses to Buyers.

            iv.  To the extent that Sellers purchase any Microsoft software licenses in accordance with this Order, Sellers shall be entitled to a credit to the aggregate amount of such purchases for application towards the satisfaction of Microsoft's prepetition claim.

            v.  Nothing in this Order shall be construed or deemed to authorize (1) the Sellers to transfer or the Buyers to receive unlicensed Microsoft software, or (2) the Sellers or Buyers to use or run unlicensed Microsoft software.

[The balance of this page has been left blank intentionally and the signature page follows immediately hereafter.]

Dated: April 4, 2003	ENTERED:
/s/ HON. CAROL A. DOYLE
HON. CAROL A. DOYLE UNITED STATES BANKRUPTCY JUDGE
Order submitted by:

/s/  NEAL L. WOLF
Neal L. Wolf (IL ARDC No. 6186361)
Todd L. Padnos (IL ARDC No. 6209679)
 LeBoeuf, Lamb, Greene & MacRae L.L.P.
One Embarcadero Center
San Francisco, CA 94111-3619
Telephone: 415-951-1100
Facsimile: 415-951-1180
Counsel for Debtors and Debtors-in-Possession
Approved as to Form and Content:
/s/ MATTHEW N. KLEIMAN Matthew N. Kleiman (IL ARDC No. 6211317) KIRKLAND & ELLIS 200 East Randolph Drive Chicago, Illinois 60601 Telephone: (312) 861-2031 Facsimile: (312) 861-2200 Counsel to Buyers

EXHIBIT A

Purchase Agreement

EXHIBIT B

First Amendment To Purchase Agreement

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  Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT FOR THE NORTHERN DISTRICT OF ILLINOIS EASTERN DIVISION
I. FINDINGS OF FACT
II. CONCLUSIONS OF LAW
EXHIBIT A Purchase Agreement
EXHIBIT B First Amendment To Purchase Agreement